SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement	[ ] Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

[ ] Definitive proxy statement.

[X] Definitive additional materials.

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

Simpson Industries

(Name of Registrant as Specified in Its Charter)

Simpson Industries

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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[SIMPSON INDUSTRIES, INC. LOGO]

March 17, 2000

Dear Fellow Simpson Industries Shareholder:

      I am pleased to report that 1999 was the best year in our Company’s history. As you will see from the enclosed Annual Report and Proxy Statement, revenues, earnings and operating margins have improved dramatically, thanks to the actions taken by your Board and management in 1997 and 1998.

      We have met and exceeded every fiscal goal established in the Company’s business plan and look forward to continuing strong results. We have been awarded record levels of new long-term contracts that assure continued growth and demonstrate our customers’ confidence in Simpson as a leading designer and high-quality/low-cost supplier of vehicle subsystems worldwide. We continue to concentrate on improving the Company’s performance as the best way to build shareholder value over time.

      Your Board and management are committed to the creation of long-term value for all of our shareholders. We are pursuing several new initiatives to capitalize on the continuing industry transformation; repositioning our product lines to focus on engineered products; expanding our joint ventures in Asia; exploring accretive acquisitions and reductions in our manufacturing cost structure. These initiatives need time to produce results.

      Over the last 10 months, a short-term market opportunist has purchased a block of stock in the hope of gaining a quick profit from the sale of your company. He has no experience in this industry and does not understand the true nature of the global automotive industry. Despite these shortcomings, he is attempting to persuade the shareholders to support a self-serving proposal for the immediate sale of your Company in a public auction.

      We strongly urge you to support your Board and management’s continuing efforts to build shareholder value by signing, dating and returning the enclosed WHITE proxy card with a vote FOR the election of Management’s Directors (Proposal 1) and AGAINST Proposal 2 seeking a sale of the Company.

      If you have any questions or require any assistance in voting your shares, please call the company assisting us in the solicitation of proxies, Innisfree M&A Incorporated, toll-free, at 1-888-750-5834. Thank you for your continued support.

Very truly yours,

/S/ ROY E. PARROTT
Roy Parrott
Chairman and
Chief Executive Officer